                                                                    Exhibit 99.1

                         FORM 4 JOINT FILER INFORMATION

Names of Joint Filers:
W Capital Partners II, L.P.
WCP GP II, L.P.
WCP GP II, LLC

Address of Joint Filers:
c/o W Capital Partners
1 East 52nd Street, Fifth Floor
New York, NY 10022

Designated Filer:
W Capital Partners II, L.P.
Issuer and Ticker Symbol:
Tremor Video, Inc. [TRMR]
Date of Event:
July 2, 2013

Signatures of Joint Filers:
W Capital Partners II, L.P.

By: WCP GP II, L.P.
Its sole General Partner

By: WCP GP II, LLC
Its sole General Partner

  By: /s/ David Wachter
    -------------------------------
    Managing Member

WCP GP II, L.P.

By: WCP GP II, LLC
Its sole General Partner

  By: /s/ David Wachter
    -------------------------------
    Managing Member

WCP GP II, LLC

  By: /s/ David Wachter
    -------------------------------
    Managing Member